                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12
                            Dominion Resources, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------

2002 Proxy Statement Contents

  2   The Proxy Process

  4   Item One: Election of Directors

  6   Item Two: Shareholder Proposals

  8   The Board

 10   Share Ownership Table

 11   The Audit Committee Report

 12   Organization, Compensation &
      Nominating Committee Report

 14   Executive Compensation

 20   Auditors

 20   Other Information

NOTICE OF ANNUAL MEETING

Dominion Resources, Inc.
P.O. Box 26532
Richmond, Virginia  23261


                                                         [GRAPHIC] Dominion (SM)


March 20, 2002


Dear Shareholder:

On Friday, April 26, 2002, Dominion Resources, Inc. will hold its Annual Meeting of Shareholders at the Library of Virginia, 800 East Broad Street, Richmond, Virginia. The meeting will begin at 9:30 a.m. Eastern Daylight Time.

Only shareholders that owned stock at the close of business on March 1, 2002 may vote at this meeting or any adjournments that may take place. At the meeting we propose to:

   o Elect 14 directors;

   o Consider two shareholder proposals, if presented, and;

   o Attend to other business properly presented at the meeting.

This proxy statement was mailed and our 2001 Annual Report made available to you on approximately March 20, 2002. I hope you will be able to attend the meeting, but even if you cannot, please vote your proxy as soon as you can.

By order of the Board of Directors,






Patricia A. Wilkerson
Vice President and Corporate Secretary

THE PROXY PROCESS

Your Board of Directors is soliciting your proxy for the 2002 Annual Meeting of Shareholders and encourages you to vote in favor of all the Director nominees and against the two proposals presented on p. 6 and 7.

Record Date

All shareholders that owned common stock at the close of business on March 1, 2002 are entitled to vote at the Annual Meeting. There were 265,355,254 shares of Dominion Resources, Inc. common stock outstanding on that date.

Householding

     For registered shareholders and Dominion Direct/SM/ participants, a single copy of the annual report has been sent to multiple shareholders who reside at the same address. Shareholders who contacted us will receive an individual copy of the annual report. Any shareholder that would like to receive a separate annual report may call or write us at the address below, and we will promptly deliver it.

If you received multiple copies of the annual report and would like to receive combined mailings in the future, please contact us at the address below. Shareholders who hold their shares in "street name" -- in an account with a broker or a bank--should contact their broker regarding combined mailings.

Dominion Resources
Shareholder Services
P.O. Box 26532
Richmond, VA 23261
1-800-552-4034
shareholder_services@dom.com

Voting

     Methods. You may vote in person at the Annual Meeting or by proxy. For shares that you hold directly as a registered shareholder or shares held in Dominion Direct/SM/, you have three ways to vote by proxy:

1.  Connect to the Internet at www.votefast.com;

2.  Call 1-800-542-1160; or

3.  Complete the proxy card and mail it back to us.

    Complete instructions for voting your shares can be found on your proxy card.

If you vote and change your mind on any issue, you may revoke your proxy at any time before the close of voting at the Annual Meeting. There are four ways to revoke your proxy:

1.  Connect to the website listed above;

2.  Call the 800 number listed above under
    Voting Methods;

3.  Write our Corporate Secretary; or

4.  Vote your shares at the Annual Meeting.

Beneficial Owners (Broker Shares). If your shares are held in "street name" with your broker, please follow the instructions found on the Voting Instruction Card enclosed with this proxy statement.

     Registered Shareholders and Dominion Direct/SM/ Participants. Your proxy card shows the number of full and fractional shares you own. If you are a participant in our Dominion Direct/SM/ stock purchase plan, the number includes shares we hold in your Dominion Direct/SM/ account. All shares will be voted according to your instructions if you properly vote your proxy by one of the methods listed above. If you sign your proxy and do not make a selection, your shares will be voted as recommended by the Board. If you are a Dominion Direct/SM/ participant and do not vote your proxy, we will vote all shares held in that account according to the Board's recommendations. No vote will be recorded for registered shares that are not properly voted.

Employee Savings and Thrift Plan Participants.
You will receive a request for Voting Instructions from the Trustee(s) for the Plans. The share amounts listed on that form include the full and fractional shares in your Plan account(s). You may instruct the Trustee(s) by:

1.  Connecting to www.votefast.com;

2.  Calling 1-800-542-1160; or

3. Returning your Voting Instructions in the enclosed envelope (not to Dominion).

Complete instructions can be found on the Voting Instruction Card included with the proxy statement. Whichever method you choose, the Trustee(s) will vote according to your instructions and will keep your vote confidential. If you do not vote your Savings or Thrift Plan shares, the Trustee(s) will vote your shares according to each Plan's voting standards.

Rights. Each of your shares will be counted as one vote.

     A majority of the shares outstanding on March 1, 2002 constitutes a quorum for this meeting. Abstentions and shares held by a broker or nominee (Broker Shares) that are voted on any matter are included in determining a quorum.

The 14 nominees for director receiving the most votes will be elected.

The Shareholder Proposals presented on p. 6 and 7 require more votes in favor of each than the number of votes against each in order to be approved. Broker shares not voted and abstentions have no effect on the final vote counted.

Attending the Meeting

Shareholders who plan to attend the meeting this year will be asked to present valid picture identification, such as a driver's license or passport. Registered shareholders must bring a Dominion DirectSM statement or dividend check stub as proof of ownership. If you hold stock in a brokerage account ("street name"), you must bring a copy of a brokerage statement. If you are an authorized proxy, you must present the proper documentation. Registration will begin at 8:00 a.m., and seating will be available on a first come, first served basis. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Solicitation and Tabulation

We will pay for soliciting proxies from our shareholders, and some of our employees may telephone shareholders after the initial mail solicitation. We have also retained Georgeson Shareholder Communications Inc., a proxy solicitation firm, to assist in the solicitation of proxies for a fee of $14,000 and reimbursement of expenses. In addition, we may reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of stock. We have retained Corporate Election Services, Inc. to tabulate the proxies and to assist with the Annual Meeting.

ITEM ONE: ELECTION OF DIRECTORS

Each nominee for director and information about that nominee is listed below. Directors are elected annually; therefore, each director's term of office will end at the next annual meeting of shareholders.

Your proxy will be voted to elect the nominees unless you tell us otherwise. If any nominee is not available to serve (for reasons such as death or disability), your proxy will be voted for a substitute nominee if the Board nominates one.

                                                                             Year First Elected a Director
Nominees for Election                                                   of Dominion (or Affiliate Company)
-------------------------------------------------------------------------------------------------------------------------------
WILLIAM S. BARRACK, JR., 72, former Senior Vice                                     2000
President, Texaco, Inc., New Canaan, Connecticut.                                  (1994)
He is a Director of Standard Commercial Corporation.
-------------------------------------------------------------------------------------------------------------------------------
RONALD J. CALISE, 53, former Managing Director of                                   2001
the Global Power Industry Group, Investment Banking
Division, Lehman Brothers, New York, New York.
-------------------------------------------------------------------------------------------------------------------------------
THOS. E. CAPPS, 66, Chairman, President and Chief                                   1986
Executive Officer of Dominion (from January 28, 2000
to August 1, 2000, Vice Chairman, President and Chief
Executive Officer, and prior to that Chairman, President
and Chief Executive Officer). He is Chairman and a
Director of Virginia Electric and Power Company.
-------------------------------------------------------------------------------------------------------------------------------
GEORGE A. DAVIDSON, JR., 63, Retired Chairman of the                                2000
Board of Directors of Dominion (from January 28, 2000                              (1985)
to August 1, 2000, Chairman of Dominion, prior to that,
Chairman and Chief Executive Officer of Consolidated
Natural Gas Company). He is a Director of PNC Financial
Services Group, Inc. and Goodrich Corporation.
-------------------------------------------------------------------------------------------------------------------------------
JOHN W. HARRIS, 54, President, Lincoln Harris, LLC,                                 1999
a real estate consulting firm, Charlotte, North Carolina.                          (1994)
He is a Director of Piedmont Natural Gas Company, Inc.
-------------------------------------------------------------------------------------------------------------------------------
BENJAMIN J. LAMBERT, III, 65, Optometrist, Richmond,                                1994
Virginia. He is a Director of Consolidated Bank &                                  (1992)
Trust Company and USA Education, Inc. (Sallie Mae).
-------------------------------------------------------------------------------------------------------------------------------
RICHARD L. LEATHERWOOD, 62, Retired President and                                   1994
Chief Executive Officer, CSX Equipment, an operating
unit of CSX Transportation, Inc., Baltimore, Maryland.
He is a Director of CACI International Inc.
-------------------------------------------------------------------------------------------------------------------------------

                                       4


                                                                             Year First Elected a Director
Nominees for Election                                                   of Dominion (or Affiliate Company)
-------------------------------------------------------------------------------------------------------------------------

MARGARET A. McKENNA, 56, President, Lesley                                           2000
University, Cambridge, Massachusetts.                                               (1994)
-------------------------------------------------------------------------------------------------------------------------
STEVEN A. MINTER, 63, President and Executive                                        2000
Director, The Cleveland Foundation, Cleveland, Ohio.                                (1988)
He is a Director of Goodyear Tire & Rubber Company
and KeyCorp.
-------------------------------------------------------------------------------------------------------------------------
KENNETH A. RANDALL, 74, corporate director for                                       1971*
various companies, Williamsburg, Virginia.
He is a Director of Oppenheimer Mutual Funds, Inc.
and Prime Retail, Inc.
-------------------------------------------------------------------------------------------------------------------------
FRANK S. ROYAL, M.D., 62, Physician, Richmond,                                       1994
Virginia. He is a Director of HCA, Inc., SunTrust Banks, Inc.,
Chesapeake Corporation and CSX Corporation.
-------------------------------------------------------------------------------------------------------------------------
S. DALLAS SIMMONS, 62, Chairman, President and                                       1992
CEO of Dallas Simmons & Associates, a consulting firm,
Richmond, Virginia (prior to July 1, 1999, President,
Virginia Union University).
-------------------------------------------------------------------------------------------------------------------------
ROBERT H. SPILMAN, 74, President, Spilman Properties,                                1994
Inc., private investments, Bassett, Virginia (prior to
August 1, 1997, Chairman and Chief Executive Officer
of Bassett Furniture Industries, Inc.). He is a Director of
Birmingham Steel Company.
-------------------------------------------------------------------------------------------------------------------------
DAVID A. WOLLARD, 64, Founding Chairman of the                                       1999
Board, Emeritus, Exempla Healthcare, Denver, Colorado.                              (1994)
Also former President of Bank One Colorado, N.A.
-------------------------------------------------------------------------------------------------------------------------


*Service includes tenure on Virginia Electric and Power Company Board prior to establishment of Dominion as a holding company in 1983.

The Board of Directors recommends that you vote FOR these nominees.

ITEM TWO: SHAREHOLDER PROPOSALS

Dominion has been notified that two shareholders intend to present proposals for consideration at the annual meeting. We will furnish upon request the name, address and stock ownership of each proponent of the Proposals identified below.

Proposal 1:

"Be it resolved that the shareholders urge the Company to invest in new electrical generation capacity from solar and wind sources to replace or add approximately one percent (1%) of system capacity yearly for the next twenty years with the goal of having the company producing twenty percent (20%) of generation capacity from clean renewable sources in 20 years."

Supporting Statement:

"Utility deregulation demands the Company present a good public image, and the public is demanding progress toward clean energy and a reduction in global warming. Electric power utilities currently emit over 30% of the pollution that now blankets the earth and causes global climate change.

I believe efforts must be made to slow down changes in global warming to prevent a wide range of unintended, harmful and costly impacts including but not limited to sea level rise, drought and desertification, other extreme weather events, expansion of tropical diseases, and changes in the biosphere affecting animal and plant life.

Solar and wind sources do not require the purchase of fossil fuels. As the costs of these non-renewable fuels rise in the future, this renewable generation capacity may achieve a return on investment over the long term. A mix in the generation capacity will allow for small pilot facilities to be built and tried as the program and technology advances.

Support for this resolution will indicate shareholder desire to gradually de-emphasize the production of fossil fuels and to support the development of more non-polluting, environmentally-friendly approaches to energy production. Please vote `yes' for this resolution."
--------------------------------------------------------------------------------
Dominion's Opposing Statement

The Board recommends that shareholders reject this proposal. The Board could not adopt such a policy because of its obligation under Virginia law to act in a manner that is in the best interests of the corporation and that supplies reliable energy to its customers. Current research and experience suggest that these sources are not cost-effective or dependable sources of power.

Dominion is committed to meeting its customers' energy demand in an environmentally responsible manner. The company continues to explore new sources and expansion of existing sources of energy in the ordinary course of the company's business.

The Board of Directors recommends that you vote AGAINST this shareholder proposal.
--------------------------------------------------------------------------------

Proposal 2:

Resolved: That shareholders urge that the board of directors will solicit shareholder approval for any "shareholder rights" plan that might be adopted, and that if this approval is not granted in the form of a majority of shares voted, then any rights plan be redeemed.

Supporting Statement:

Shareholder rights plans, sometimes called "poison pills," may be adopted by boards at any time. Our company might redeem a pill, adopt another, and redeem that one, three separate moves, between the time this resolution is filed in the fall of 2001, and the time of the 2002 annual meeting in the spring. Yet I believe shareholders frequently oppose pills when they are asked in a vote. This resolution merely urges the board to secure shareholder approval if and when a pill is put in place by the board. By adopting a policy that any shareholder rights plan would be ratified by a shareholder vote, our board could demonstrate a commitment to insure the greatest management care for shareholders.

Pills have come to represent management insulation.
--------------------------------------------------------------------------------
Dominion's Opposing Statement

The Board recommends that shareholders reject this proposal. Dominion does not have a shareholder rights plan, and is not considering adopting a shareholder rights plan. Under Virginia law, the Board can adopt a shareholder rights plan only if it finds that such a plan is in the best interests of the company.

Shareholder rights plans are not intended to prevent takeovers. They are designed to help the Board negotiate a deal at a price and on terms that are in the best interests of the company and the shareholders. They protect against hostile acquirers using tactics to obtain companies for the cheapest price possible, and doing so in a manner that may result in unequal shareholder treatment.

The Board of Directors recommends that you vote AGAINST this shareholder proposal.
--------------------------------------------------------------------------------

THE BOARD

Committees & Meeting Attendance

The Board met seven times in 2001. Each Board member attended all meetings of the Board and committees on which he or she served.

Committee                Members                                              Description
------------------------------------------------------------------------------------------------------------------------------------
Audit                S. Dallas Simmons,              These four non-employee directors consult with the independent and internal
                     Chairman                        auditors regarding the examination of Dominion and its subsidiaries'
                     John W. Harris                  (collectively, the Company) financial statements, the adequacy of internal
                     Margaret A. McKenna             controls and the independence of auditors. The committee's report to
                     Steven A. Minter                shareholders can be found on p. 11. As required by New York Stock Exchange rules, the committee is comprised of independent directors and has a written
                                                     Charter, which was provided in the 2001 proxy statement. It also recommends to the Board the independent auditors to be designated for the next year. In 2001, this committee met two times, and Dr. Simmons met with management and the independent auditors prior to each quarter's earnings release.
------------------------------------------------------------------------------------------------------------------------------------
Finance              William S. Barrack, Jr.,        These four non-employee directors review the Company's financing strategies and
                     Chairman                        consider dividend policy. In 2001, this committee met two times.
                     Ronald J. Calise
                     Benjamin J. Lambert, III
                     David A. Wollard
------------------------------------------------------------------------------------------------------------------------------------
Organization,        Kenneth A. Randall,             These four non-employee directors work closely with independent consultants and
Compensation         Chairman                        management to review the Company's organizational and compensation structure.
and Nominating       Richard L. Leatherwood          They make recommendations on these matters to the Board and administer certain
                     Frank S. Royal                  compensation plans. They also review the qualifications of director candidates
                     Robert H. Spilman               suggested by Board members, management, shareholders and others, and recommend nominees for election as directors. In 2001, this committee met five times.
------------------------------------------------------------------------------------------------------------------------------------
Risk Oversight       Ronald J. Calise,               In December 2001, the Board established this committee to work with the
                     Chairman                        Company's treasury group to oversee and advise management on its policies and
                     Richard L. Leatherwood          guidelines regrding energy trading.
                     David A. Wollard
------------------------------------------------------------------------------------------------------------------------------------

                                       8

Compensation and Other Programs

Fees. Director fees did not increase in 2001. Non-employee directors were paid an annual retainer of $40,000 -- $20,000 in cash and $20,000 in shares of Dominion stock. They also received $1,200 in cash per Board or committee meeting attended.

Options. In keeping with the philosophy that governs executive compensation (see p. 12), in July 2001 the Board granted 12,000 options to each non-employee director at the then current market price of $59.96 per share. One third of these options will become exercisable on January 1, 2003, 2004 and 2005 and will expire in thirds, five years from the respective vesting date.

Deferred Cash Compensation Plan. Directors may elect to defer their cash fees under this plan until they reach retirement or a specified age. The deferred fees are credited to either an interest bearing account or a Dominion common stock equivalent account. Interest or dividend equivalents accrue until distributions are made. A director will be paid in cash or stock according to the election made.

Stock Compensation Plan. The stock portion of the directors' retainer is paid under this plan. Directors have the option to defer receipt of the stock. If a director elects this option, the shares are held in trust until the director's retirement and the dividends on those shares are reinvested. However, the director retains all voting and other rights as a shareholder.

Stock Accumulation Plan. Upon election to the Board, a non-employee director receives a one-time award under this plan. The award is in Stock Units, which are equivalent in value to Dominion common stock. The award amount is determined by multiplying the director's annual cash retainer by 17, then dividing the result by the average price of Dominion common stock on the last trading days of the three months before the director's election to the Board. The Stock Units awarded to a director are credited to a book account. A separate account is credited with additional Stock Units equal in value to dividends on all Stock Units held in the director's account. A director must have 17 years of service to receive all of the Stock Units awarded and accumulated under this plan. Reduced distributions may be made where a director has at least 10 years of service.

Charitable Contribution Program. Dominion had offered its directors participation in a Directors' Charitable Contribution Program. The program is funded by life insurance policies purchased by Dominion on the directors. The directors derive no financial or tax benefits from the program, because all insurance proceeds and charitable tax deductions accrue solely to Dominion. However, upon the death of a director, Dominion will donate an aggregate of $50,000 per year for ten years to one or more qualifying charitable organizations recommended by that director. Effective in January 2000, this program was discontinued. Directors elected to the Board after January 28, 2000 do not participate in this program.

Matching Gifts Program. Directors may give up to $1,000 per year to 501(c)(3) organizations of their choice, and Dominion will match their donations on a 1-to-1 basis, with a maximum of $5,000 of matching funds per director per year. If a director's donation is to an organization on whose board they serve or for which they volunteer more than 50 hours of work during a year, Dominion will match the donation on a 2-to-1 basis.

Director Nominations

Under our Bylaws, if you wish to nominate a director at a shareholder's meeting you must be a shareholder and deliver written notice to our Corporate Secretary at least 60 days before the meeting. If the meeting date has not been publicly announced 70 days before the meeting, then notice can be given 10 days following the public announcement. Any notice must include the following information:

1.   your name and address;

2.   each nominee's name and address;

3. a statement that you are entitled to vote at the meeting and intend to appear in person or by proxy to nominate your nominees;

4. a description of all arrangements or undertakings between you and each nominee and any other person concerning the nomination;

5. other information about the nominee that would be included in a proxy statement soliciting proxies for the election of directors; and

6.   the consent of the nominee to serve as a director.

SHARE OWNERSHIP TABLE

                                      Beneficial Share Ownership of Common Stock              Other Plan Accounts
                                                                    Exercis-                              Deferred
                                           Deferred                   able                     Stock        Cash
Name of                                      Stock    Restricted      Stock                   Accumu-      Compen-
Beneficial Owner               Shares     Accounts/1/    Shares       Options      Total       lation/2/   sation/3/
--------------------------------------------------------------------------------------------------------------------
William S. Barrack, Jr.          1,134         905           -            -       2,039         8,866     11,501
Ronald J. Calise                 1,000         169           -            -       1,169         5,642        305
Thos. E. Capps/4/              326,309           -      16,667    1,233,000   1,575,976            -           -
George A. Davidson, Jr.        123,314           -           -            -     123,314            -       3,283
John W. Harris                   5,108       1,348           -       10,000      16,456        11,256      2,141
Benjamin J. Lambert, III            94       1,933           -       10,000      12,027        11,256      1,684
Richard L. Leatherwood           1,000       1,933           -       10,000      12,933        11,256     14,139
Margaret A. McKenna              4,803         905           -            -       5,708         8,866        467
Steven A. Minter                 2,421         905           -            -       3,326         8,866      7,267
Kenneth A. Randall               5,571           -           -       10,000      15,571        11,256          -
Frank S. Royal                       -       1,933           -       10,000      11,933        11,256      1,661
S. Dallas Simmons                4,108         773           -       10,000      14,881        11,256      3,035
Robert H. Spilman                2,976           -           -       10,000      12,976        11,256          -
David A. Wollard                 2,544           -           -       10,000      12,544        11,256          -
Thomas N. Chewning             109,549           -       8,333      450,000     567,882            -         158
Thomas F. Farrell, II/4/       142,915           -      10,000      450,000     602,915            -           -
James P. O'Hanlon              103,500           -       8,333      350,000     461,833            -           -
Edgar M. Roach, Jr.            141,964           -      10,000      450,000     601,964            -       1,593
Robert E. Rigsby/5/             52,432           -      11,893      350,000     414,325            -           -
--------------------------------------------------------------------------------------------------------------------
All directors and executive
officers as a group
(25 persons)/6/              1,244,790      10,804     104,292    3,813,715   5,173,601      122,288      47,485
--------------------------------------------------------------------------------------------------------------------

1.  Shares held in Trust for which a director has voting rights.

2. Amounts represent share equivalents that do not have voting rights. Because of this plan's vesting provisions (described on p.9), these amounts will not necessarily be distributed to a director.

3. Amounts represent cash compensation deferred by the director or executive in a stock equivalent account without voting rights until a specified age or retirement. Final payment will be made in cash or stock.

4. Messrs. Capps and Farrell disclaim ownership for 323 and 399 shares, respectively.

5. Mr. Rigsby's ownership is reported as of December 1, 2001, the date he ceased to be an executive.

6. All directors and executive officers as a group own 1.9 percent of the number of shares outstanding at March 1, 2002.

THE AUDIT COMMITTEE

Audit Committee Report

Our Committee reviews Dominion's financial reporting process on behalf of the company's Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

Communication with Management and Independent Auditors

During the year, it is our practice to review and discuss the following with management and the independent auditors:

     o    Year-end results prior to public disclosure.

     o Risk management policies, procedures and guidelines implemented by Dominion's financial management group to manage and mitigate business and financial risks. The Board has further expanded their oversight with the establishment of a Risk Oversight Committee charged with reviewing the company's trading activities.

     o Dominion's compliance program established by the company's law department to educate employees and promote lawful and ethical behavior.

In addition, on a quarterly basis, the Chair of our committee meets with management and the independent auditors to discuss quarterly results before public disclosure.

With this background, management has represented that Dominion's consolidated financial statements were prepared in accordance with generally accepted accounting principles. We reviewed and discussed the consolidated financial statements with management and the independent auditors. In accordance with the requirements established by the Statement on Auditing Standards No. 61, Communication with Audit Committees, (as amended by Auditing Standards 89 and
90), this discussion included a review of significant accounting estimates and controls, and the quality of Dominion's accounting principles.

Independence of the Auditors and the Committee

It is our practice to review with management any significant engagements with the company's independent auditors that are not audit-related. We also discuss with Dominion's internal and independent auditors the overall scopes and plans for their respective audits. At each of our meetings, we meet with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of Dominion's internal controls, and the overall quality of its financial reporting.

We have received a letter from our independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and have discussed with our independent auditors the issue of their independence from Dominion, including any non-audit services performed by them. We have determined that the provision of these services does not affect their independence.

2001 Consolidated Financial Statements

Relying on these reviews and discussions, we recommended to the Board, and the Board approved, that the audited financial statements be included in Dominion's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

   S. Dallas Simmons,
      Chairman
   John W. Harris
   Margaret A. McKenna
   Steven A. Minter

   January 22, 2002

ORGANIZATION, COMPENSATION & NOMINATING COMMITTEE REPORT

Compensation Philosophy

Our Committee and management believe it is vitally important to align our officers' financial success with the financial success of our shareholders. As a result, we have developed programs that encourage our executives to own and hold stock through ownership guidelines, forfeiture provisions in option grant agreements and strong internal policies and oversight regarding stock transactions. We work closely with management so that these programs continue to attract, retain and motivate high caliber employees.

Our 2001 executive compensation program put a substantial portion of our executives' annual pay at risk and was tied to the achievement of aggressive financial performance measures. We continued heavy emphasis on stock ownership through grants of options and restricted stock. As we face the economic challenges of 2002, we plan to continue that emphasis, but have determined not to increase executive base salaries in 2002.

2001 Compensation

Our 2001 executive compensation program consisted of three basic components:

   o     Base Salary

   o     Annual Incentives

   o     Long-Term Incentives

Base Salary

As reported last year, our Committee positioned 2001 executive base salaries to be between the median and 75th percentile of base salaries of similar positions at a peer group of diversified energy companies and other businesses with which we compete on a national basis. Our decisions in this regard were based on retention concerns, market data and individual performance.

Executive Officers. An independent compensation consultant analyzed our executives' salaries and compared them to our competitive labor market. Our Committee also reviewed individual executive performance. Based on our review and the consultant's report, base salaries were increased effective January 1, 2001.

Chief Executive Officer. In determining Mr. Capps' base salary adjustment for 2001, our Committee continued to focus on his contributions to Dominion's long-term business strategy and his leadership in guiding Dominion through acquisitions, the increasingly challenging energy industry, and the competitive general business environment. We reviewed competitive compensation information for CEOs within our peer group of diversified energy companies. Keeping in mind our compensation philosophy, we thoroughly evaluated this material and approved an annual base salary of $1,000,000 for Mr. Capps, effective January 1, 2001.

Annual Incentives

Under the annual incentive program, if goals are achieved or exceeded, the executive's total cash compensation for the year is targeted to be between the median and 75th percentile of total cash compensation for similar positions at companies in our executive labor market.

Under this program our Committee establishes "target awards" for each executive officer. These target awards are expressed as a percentage of the individual executive's base salary (for example, 40% x base salary). The target award is the amount of cash that will be paid, at year-end, if the executive achieves 100% of the goals established at the beginning of the year. We also establish a "threshold" -- or minimum acceptable level of financial performance. If this threshold is not met, no executive receives an annual bonus. Actual bonuses, if any, are based on a pre-established formula and may exceed 100% of the target award.

Executive Officers. For Dominion's executive officers, the 2001 annual incentive plan did not differ from the 2000 plan, in that earnings per share was used as the performance measure. However, each executive's goals were weighted more consistently on a combination of corporate earnings per share, business unit earnings per share and operating goals.

Our Committee established and approved the goals at the beginning of 2001. At year-end, we compared the company's actual financial performance with the consolidated and business unit earnings per share goals. For 2001, these goals were substantially achieved.

Earnings per share for the business segments are reported in the Management's Discussion and Analysis section of our 2001 Annual Report to Shareholders.

Annual bonuses paid to the named executives are detailed in the Summary Compensation Table on the next page.

Chief Executive Officer. At the beginning of 2001, we approved a consolidated earnings per share goal for Mr. Capps. Because our earnings per share goal for 2001 was achieved, we approved an annual cash bonus of $1,250,000 for Mr. Capps.

Long-Term Incentives

We believe the long-term incentive programs we approve play a critical part in our compensation practices and philosophy. As discussed in our 2001 report, 2001 long-term incentives focused on stock ownership in the form of stock options and restricted stock. Options were granted at 100% of the Fair Market Value of the company's stock price on the date of grant. We believe the combination of options and restricted stock provides balance to our long-term incentive program and that these forms of long-term incentives underscore commitment to the company while rewarding performance.

Executive Officers. In 2001, shares of restricted stock were granted to executives and are reported in the table on p. 14. The shares will remain restricted for three years and will be forfeited if the executive officer's employment with the company ends (other than retirement) prior to that time. Stock options also were granted to executives in 2001 and are reported in the table on p. 14. One-third of these options will become exercisable on each January 1st of 2003, 2004, and 2005. One-third of the options expires on each January 1st of 2008, 2009, and 2010.

Chief Executive Officer. Mr. Capps received 16,667 shares of restricted stock on January 26, 2001 that will remain restricted until January 26, 2004. Also, Mr. Capps received a grant of 1,200,000 nonqualified stock options at $59.96 per share. One third of these options will become exercisable on each January 1st of 2003, 2004 and 2005 and will expire in thirds, five years from the respective vesting date.

Stock Ownership Guidelines

Our Committee reported to you in 2000 that we adopted stock ownership guidelines for our executive officers and we reconfirmed these guidelines (outlined below) in 2001. These guidelines combined with other option grant provisions and internal policies emphasize stock ownership and retention that align management with the interests of our shareholders. We also recently established an Executive Stock Purchase Tool Kit (described on p. 19) to assist executives in meeting the guidelines. As reported under the Share Ownership Table on p. 10, the executive officers named in the executive compensation table have met these guidelines.

                          Stock Ownership Guidelines *

Positions                              Share Ownership
--------------------------------------------------------------------------------
Chairman, Chief Executive Officer              145,000

Executive Vice President                        35,000
CEO--Operating Companies

Senior Vice President                           20,000
--------------------------------------------------------------------------------
Vice President                                  10,000
--------------------------------------------------------------------------------
* Officers have up to five years to meet the guidelines.

Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code, Dominion may not deduct certain forms of compensation in excess of $1 million paid to our CEO or any of the four other most highly compensated executive officers. However, certain performance-based compensation is specifically exempt from the deduction limit.

It is our intent to provide competitive executive compensation while maximizing the company's tax deduction. However, we reserve the right to approve, and in some cases have approved, non-deductible compensation if we believe it is in the company's best interest.


   Kenneth A. Randall,
      Chairman
   Richard L. Leatherwood
   Frank S. Royal
   Robert H. Spilman

   February 14, 2002

EXECUTIVE COMPENSATION

The table below shows the total salary and other compensation awarded to or earned by the CEO and the other most highly compensated executive officers as of December 31, 2001.

                                                  Summary Compensation Table
------------------------------------------------------------------------------------------------------------------------------------
Name and                           Annual Compensation                 Long-Term Compensation
Principal Position               ---------------------------------------------------------------------------------------------------
                                                                  Awards               Payouts
                                                       Other      ------------------------------------
                                                       Annual       Restricted   Securities
                                                       Compen-      Stock        Underlying      LTIP         All Other
                         Year   Salary/(1)/  Bonus    sation/(2)/   Awards/(3)/  Options/SARs   Payouts     Compensation/(4)/
                                   ($)        ($)         ($)         ($)           (#)           ($)            ($)
------------------------------------------------------------------------------------------------------------------------------------
Thos. E. Capps           2001  1,000,000   1,250,000   214,860    1,059,354     1,200,000             0       265,725
Chairman,                2000    925,000   1,495,528   707,496            0       219,397       959,633       232,525
President & CEO          1999    828,439    481,021     15,942            0     1,233,000     1,093,865        4,8007
------------------------------------------------------------------------------------------------------------------------------------
Thomas F. Farrell, II    2001    560,577    467,500     99,312      635,600       600,000             0       133,285
Executive                2000    484,134    577,985    100,285            0       112,663       389,040       121,885
Vice President           1999    325,174    187,148        314            0       450,000       366,781         3,486
(CEO of
Dominion Energy)
------------------------------------------------------------------------------------------------------------------------------------
Edgar M. Roach, Jr.      2001    560,577    467,500    113,623      635,600       500,000             0       131,635
Executive                2000    484,134    577,985    132,194            0       112,663       389,040       121,238
Vice President           1999    305,770    162,277      8,035            0       450,000       366,145         3,382
(CEO of
of Dominion Delivery)
------------------------------------------------------------------------------------------------------------------------------------
Thomas N. Chewning       2001    407,692    300,000     91,603      529,645       450,000             0       106,499
Executive                2000    382,211    418,800     84,646            0        88,945       307,137        97,300
Vice President, CFO      1999    334,511    186,156      2,871            0       450,000       339,659         4,800
------------------------------------------------------------------------------------------------------------------------------------
James P. O'Hanlon        2001    400,000    300,000     79,875      529,645       350,000             0       106,558
Executive                2000    384,999    429,944     79,701            0        91,316       315,328        99,758
Vice President           1999    348,700    189,580          0            0       350,000       186,856       355,800
(President & COO
Dominion Energy)
------------------------------------------------------------------------------------------------------------------------------------
Robert E. Rigsby/(5)/    2001    407,692    300,000     26,184      529,645       200,000             0        46,965
Executive Vice           2000    392,403    303,608     26,184            0        30,000       323,245        36,198
President (President     1999    291,162    218,253          0            0       350,000       286,500         4,795
& COO of Dominion
Delivery - retired)
------------------------------------------------------------------------------------------------------------------------------------

Footnotes to the Summary Compensation Table

/(1)/ Salary. Amounts shown may include vacation sold back to Dominion.

/(2)/ Other Annual Compensation Column. None of the named executives received perquisites or other personal benefits in excess of $50,000 or 10% of their total cash compensation. The amounts listed in this column for 2001 are tax payments.

3. The number and value of each executive's restricted stock holdings at year-end, based on a December 31, 2001 closing price of $60.10 per share, were as follows:

                      Number of                  Vesting
Officer           Restricted Shares*   Value    Schedule
                          (#)           ($)
--------------------------------------------------------------------------------
Thos. E. Capps         21,436     1,288,304     2 years
                       16,667     1,001,687     3 years
Thomas F. Farrell, II   4,558       273,936     2 years
                       10,000       601,000     3 years
Edgar M. Roach, Jr.     4,550       273,455     2 years
                       10,000       601,000     3 years
Thomas N. Chewning      4,221       253,682     2 years
                        8,333       500,813     3 years
James P. O'Hanlon       2,322       139,552     2 years
                        8,333       500,813     3 years
Robert E. Rigsby**      3,560       213,956     2 years
                        8,333       500,813     3 years
--------------------------------------------------------------------------------
  * Dividends are paid on restricted shares.
**  Mr. Rigsby's restricted stock vested upon his retirement.

4. All Other Compensation. The amounts listed for 2001 are as follows:

                                  ExecStock     Employee
                                  Purchase&      Savings
                    Employee    Loan Program   Plan Match
                  Savings Plan    Interest      above IRS
Officer            Match Plan      Subsidy       Limits
--------------------------------------------------------------------------------
Thos. E. Capps        $5,100      $227,425      $33,200
Thomas F. Farrell, II  5,100       116,785       11,400
Edgar M. Roach, Jr.    5,100       116,785        9,750
Thomas N. Chewning     5,100        92,199        9,200
James P. O'Hanlon      5,100        94,658        6,800
Robert E. Rigsby       6,667        31,098        9,200

--------------------------------------------------------------------------------
5. At December 31, 2001, Mr. Rigsby was not serving as an executive officer of Dominion, but is listed in this table in accordance with proxy rules.

Option/SAR Grants in Last Fiscal Year/1/

                                 Number           % of Total
                             of Securities       Options/SARs
                               Underlying         Granted to
                              Options/SARs         Employees          Exercise or      Expiration      Grant Date
Officer                         Granted/1/     in Fiscal Year/2/      Base Price          Date       Present Value/3/
                                  (#)                 (%)              ($/share)                          ($)
------------------------------------------------------------------------------------------------------------------------
Thos. E. Capps                 400,000              2.9                59.96            1-1-08        4,336,000
                               400,000              2.9                59.96            1-1-09        4,380,000
                               400,000              2.9                59.96            1-1-10        4,420,000

Thomas F. Farrell, II          200,000              1.5                59.96            1-1-08        2,168,000
                               200,000              1.5                59.96            1-1-09        2,190,000
                               200,000              1.5                59.96            1-1-10        2,210,000

Edgar M. Roach, Jr.            166,667              1.2                59.96            1-1-08        1,806,670
                               166,666              1.2                59.96            1-1-09        1,824,993
                               166,666              1.2                59.96            1-1-10        1,841,659

Thomas N. Chewning             150,000              1.1                59.96            1-1-08        1,626,000
                               150,000              1.1                59.96            1-1-09        1,642,500
                               150,000              1.1                59.96            1-1-10        1,657,500

James P. O'Hanlon              116,667              0.9                59.96            1-1-08        1,264,670
                               116,667              0.9                59.96            1-1-09        1,277,504
                               116,666              0.9                59.96            1-1-10        1,289,159

Robert E. Rigsby                66,667              0.5                59.96            1-1-08          722,670
                                66,667              0.5                59.96            1-1-09          730,004
                                66,666              0.5                59.96            1-1-10          736,659

1. Nonstatutory stock options were granted on July 1, 2001 to the named executives at an exercise price of $59.96 per share, which equaled 100% of the Fair Market Value of the shares on the date of grant. The shares vest one-third per year on each January 1 of 2003, 2004 and 2005. They expire five years from the vesting date.

2. The total number of options granted in 2001 to employees and outside directors was 13,615,328.

3. The Black-Scholes pricing model was used to calculate the present value of the stock options. The assumptions underlying this model are:

Expiration Date:   1-1-08         1-1-09        1-1-10
------------------------------------------------------------
Volatility:        22.24%         22.24%        22.24%
Risk Free Rate:     5.14%          5.24%         5.33%
Dividend Yield:     4.30%          4.30%         4.30%
Option Value:      $10.84         $10.95        $11.05
------------------------------------------------------------

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                                  Number of Securities Underlying  Value of Unexercised In-the-Money
                                                 Unexercised Options/SARs at FY-End     Options/SARs at FY-End
                     Shares Acquired   Value     ----------------------------------  --------------------------------
                       on Exercise   Realized     Exercisable     Unexercisable      Exercisable/1/  Unexercisable/1/
Officer                    (#)          ($)            (#)            (#)              ($)                 ($)
---------------------------------------------------------------------------------------------------------------------
Thos. E. Capps                0            0       1,233,000       1,200,000          23,242,050        168,000
Thomas F. Farrell, II         0            0         450,000         600,000           8,482,500         84,000
Edgar M. Roach, Jr.           0            0         450,000         500,000           8,482,500         70,000
Thomas N. Chewning            0            0         450,000         450,000           8,482,500         63,000
James P. O'Hanlon             0            0         350,000         350,000           6,597,500         49,000
Robert E. Rigsby/2/     150,000    2,592,150         200,000         200,000           3,770,000         28,000
---------------------------------------------------------------------------------------------------------------------

1. Spread between the market value at year-end minus the exercise price. Year-end stock price was $60.10 per share.

2. At December 31, 2001, Mr. Rigsby was not serving as an executive officer of Dominion. He retired on February 1, 2002.

Performance Graph

     The tables below show the five year cumulative total return comparison between Dominion, the S&P 500 Index and the S&P Utility Index.

[PERFORMANCE GRAPH}

Retirement Plans

The table below shows the estimated annual straight life benefit that Dominion would pay to an employee at normal retirement (age 65) under the benefit formula of the Retirement Plan.

                            Estimated Annual Benefits
                        Payable Upon Retirement at Age 65
--------------------------------------------------------------------------------
    Final              Credited Years of Service
    Average    ----------------------------------------
 Compensation  15 years  20 years   25 years   30 years
--------------------------------------------------------------------------------
 $ 300,000     $77,073   $102,579   $128,085   $153,591
   350,000      90,666    120,672    150,678    180,684
   400,000     104,258    138,764    173,270    207,776
   450,000     117,851    156,857    195,863    234,869
   500,000     131,443    174,949    218,455    261,961
   550,000     145,036    193,042    241,048    289,054
   600,000     158,629    211,135    263,641    316,147
   650,000     172,221    229,227    286,233    343,239
   700,000     185,814    247,320    308,826    370,332
   750,000     199,406    265,412    331,418    397,424
   800,000     212,999    283,505    354,011    424,517
   850,000     226,591    301,597    376,603    451,609
   900,000     240,184    319,690    399,196    478,702
   950,000     253,776    337,782    421,788    505,794
 1,000,000     267,369    355,875    444,381    532,887
--------------------------------------------------------------------------------

Dominion Retirement Plan. Benefits under the Retirement Plan are based on:

   o highest average base salary over a five-year period during the 10 years preceding retirement;

   o   years of credited service;

   o   age at retirement; and

   o   the offset of Social Security benefits.


In 2001, the Company introduced a Special Retirement Account (SRA) feature to the Pension Plan. This account is credited with 2% of an employee's base salary that is earned during the year. Account balances grow with interest based on the 30-year Treasury Bond rate. The impact of this feature is reflected in the above table.

In addition, certain officers, if they reach a specified age while still employed, will be credited with additional years of service. For the executives named in the Summary Compensation Table on p. 14, credited years of service at age 60 would be 30 years. Other retirement agreements and arrangements for the named executives are described under Other Executive Agreements and Arrangements.

2001 Dominion Retirement Benefit Restoration Plan. The Retirement Plan pays a benefit that is calculated on average base salary over a five-year period. In some years our executives' base salaries were set below the competitive market median in order to more closely link annual pay to company performance through the incentive programs. In connection with the Restoration Plan, we calculate a "market-based adjustment" to base salary in those years when base salary was below the market median. The difference between the benefit calculated on the market-based salary and the benefit provided by the Retirement Plan is paid to the executive under the Restoration Plan.

In 2001, a market-based adjustment to Dominion's executive base salaries was not necessary.

Also, the Internal Revenue Code imposes certain limits related to Retirement Plan benefits. Any resulting reductions in an executive's Retirement Plan benefit will be compensated for under the Restoration Plan.

Executive Supplemental Retirement Plan. The Supplemental Plan provides an annual retirement benefit equal to 25% of a participant's final cash compensation (base salary plus target annual bonus). To retire with full benefits under the Supplemental Plan, an executive must be 55 years old and have been employed by Dominion for at least five years. Benefits under the plan are provided either as a lump sum cash payment at retirement or as a monthly annuity typically paid over 10 years. Certain executive officers receive this benefit for their lifetime. Based on 2001 cash compensation, the estimated annual benefit under this plan for certain executives named in the Summary Compensation Table on p. 14 are: Mr. Capps: $562,500; Mr. Farrell: $254,375; Mr. Roach: $254,375; Mr.
Chewning: $175,000; Mr. O'Hanlon: $175,000; and Mr. Rigsby: $175,000.

Other Executive Agreements and Arrangements

Companies that are in a rapidly changing industry such as ours require the expertise and loyalty of exceptional executives. Not only is the business itself competitive, but so is the demand for such executives. In order to secure the continued services and focus of key management executives, Dominion has entered into certain agreements with them, including those named in the Summary Compensation Table on p. 14.

     Employment Agreement -- Chief Executive Officer. The Board determined in April 1999 that it was in Dominion's best interest to secure Mr. Capps' employment as CEO and President until the Annual Meeting of Shareholders in 2005. As a result, Mr. Capps and Dominion entered into an agreement providing for his employment as CEO and President until 2005. During his employment, the agreement provides for the following: (1) an annual base salary of at least $812,800, (2) incentive compensation awards based on performance and (3) continued eligibility for all employee benefit and incentive plans provided by Dominion to its senior management. When his employment ends (whether or not before the end of the term of the agreement), Mr. Capps will: (1) receive a retirement benefit calculated on the highest base salary rate during his employment, (2) receive a Supplemental Plan benefit payable for life, (3) become fully vested in outstanding restricted stock, and (4) receive a payment of $950,000 plus an amount equal to the present value of his salary and annual cash incentives for the period between the Annual Meetings of Shareholders for 2004 and 2005. In addition, any outstanding stock options become fully exercisable for the remaining term of the grant. During the term of the agreement, Dominion may terminate Mr. Capps for cause only. Mr. Capps also receives age and service credit and continued benefit plan coverage through the end of the contract period in the event of termination for cause or resignation for cause.

Employment Agreements--Other Executives. Messrs. Chewning, Farrell, Roach and O'Hanlon each have enhanced retirement benefits, as well as employment continuity and non-compete agreements as described below.

Special Arrangements. Dominion has entered into employment continuity agreements with executives named in the Summary Compensation Table, which provide benefits in the event of a change in control.* Each agreement has a three-year term and is automatically extended for an additional year, or extended for an additional period in the event of a potential change of control, unless cancelled by Dominion.

     * A change in control shall be deemed to have occurred if (i) any person or group becomes a beneficial owner of 20% or more of the combined voting power of Dominion voting stock or (ii) as a direct or indirect result of, or in connection with, a cash tender or exchange offer, merger or other business combination, sale of assets, or contested election, the Directors constituting the Dominion Board before any such transactions cease to represent a majority of Dominion or its successor's Board within two years after the last of such transactions.

The agreements provide for the continuation of salary and benefits for a maximum period of three years after either (1) a change in control, (2) termination without cause following a change in control or (3) a reduction of responsibilities, salary and incentives following a change in control (if the executive gives 60 days notice). Payment of this benefit will be made in either a lump sum or installments over three years. In addition, the agreements indemnify the executives for potential penalties related to the Internal Revenue Code and fees associated with the enforcement of the agreements. If an executive is terminated for cause, the agreements are not effective.

Dominion has also entered into supplemental agreements with Messrs. Chewning and Farrell. Upon retirement, each of them will receive a payment of 12 months base salary for their agreement not to compete with any activities of Dominion nor solicit any Dominion employees for a period of two years. Under supplemental agreements with Mr. Roach, he will receive a payment of six months base salary for the same non-compete provisions listed above and a payment of 12 months base salary at retirement.

Mr. Rigsby resigned from his officer positions with Dominion and its subsidiaries effective December 1, 2001, and retired effective February 1, 2002. In accordance with employment and retirement agreements, he received a lump sum payment equal to 18 months salary and accelerated vesting and extended expiration dates on options he held. He also received other enhanced retirement and miscellaneous benefits.

Executive Deferred Compensation Plan. Under this plan, executives may defer any portion of their cash compensation. Deferrals are credited at the executive's discretion, for bookkeeping purposes, with earnings and losses as if they were invested in any of several mutual fund options or Dominion common stock. Distributions are made at the direction of the executive.

Also, under this Plan, executives may defer gains received as a result of a stock option exercise. Stock option gain deferrals must be invested in Dominion common stock. Under this Plan, Dominion also credits the accounts of eligible executives with the amount of "lost" company matching contributions under Dominion's Employee Savings Plan as a result of Internal Revenue Code Section 401(a)(17).

Executives may defer their benefits under the Executive Supplemental Retirement Plan and the Benefit Restoration Plan if they elect to receive these payments in the form of a lump sum at retirement.

Executive Stock Purchase and Loan Programs.

At the end of 1999, Dominion's Board approved stock ownership target levels for executives of Dominion and its subsidiaries. The Board also approved the Stock Purchase and Loan Programs intended to encourage and facilitate executives' ownership of common stock through the availability of loans guaranteed by Dominion.

Under the Programs, loans must be used to purchase Dominion common stock. An executive may borrow up to ten times his or her base salary, subject to credit approval, for a term of five years. Executives who meet their target ownership level through their participation in the Program receive "bonus shares" equal to five percent of the number of shares purchased under the program. The dividends on the stock purchased through the program are used to pay the interest on the loan. Dominion subsidizes the interest payments to the extent that the current dividend rate does not fully cover the payments. Dominion will end its subsidy of the loan if it is pre-paid or if the stock is sold. As of December 31, 2001 our officers have borrowed in aggregate $84.1 million, for which they are personally liable and which Dominion has guaranteed.

     Executive Stock Purchase Tool Kit. During 2001, our Committee reconfirmed the stock ownership guidelines for executives of Dominion and its subsidiaries as described on p. 13. The Committee approved the implementation of the Executive Stock Purchase Tool Kit to encourage ownership of Company stock by executives who could not participate in the Executive Stock Purchase Loan Program offered in 2000. The Tool Kit consists of a variety of programs, including bonus deferrals, restricted stock exchanges, stock purchases through Dominion Direct/SM/ and the availability of loans guaranteed by Dominion. Executives who participate in one or more of the Tool Kit programs to achieve their stock ownership target levels receive "bonus shares" up to ten percent of the value of their investment in Company stock. As of December 31, 2001, our officers had borrowed an aggregate of $1 million, for which they are personally liable and which Dominion has guaranteed under the Tool Kit.

Section 16(a) Beneficial Ownership Reporting Compliance.

Our directors and officers report their Dominion stock transactions to the SEC. The majority of those transactions are reported on an annual Form 5 that reports nondiscretionary changes in their ownership under various stock plans, in addition to any option grants in a given year. Due to administrative oversight, the Form 5 filings for James L. Trueheart (now retired) for the year-ended 2000 did not report an exempt transaction and for George A. Davidson for the year-ended 2001 did not report three exempt transactions. Both filings have been corrected. Mr. Trueheart's filings omitted an option grant that occurred coincident with a mid-year promotion. Mr. Davidson's filing did not appropriately identify a cash distribution of equivalent share amounts from an executive deferred compensation plan, which became payable following his retirement as Chairman.

AUDITORS

With the review and recommendation of the Audit Committee, the Board has re-appointed Deloitte & Touche LLP, independent certified public accountants, as auditors of the 2002 consolidated financial statements of Dominion and its subsidiaries. Representatives of D&T will be present at the Annual Meeting.
They will have an opportunity to make a statement if they desire, and will be available to respond to shareholder questions.

Fees

The following table presents fees paid to D&T for the fiscal year ended December 31, 2001.

Fees for Services*                                 Amount
                                                 (Millions)
-------------------------------------------------------------------------------
Audit fees                                         $2.61

All other fees

   Audit-related                                    1.88
   Non-audit related                                   0
                                                  -------
                                                    1.88
--------------------------------------------------------------------------------
                                                  $ 4.49
                                                  =======
-------------------------------------------------------------------------------

* D&T did not render any services related to financial information systems design and implementation.

Dominion defines audit-related fees as services related to SEC matters, statutory audits, tax consultation, due diligence assistance related to acquisitions, divestitures and investments, and consultation on new accounting standards. The SEC defines these services as non-audit, and therefore these fees are included in all other fees. Of the $1.88 million listed in the table, $1.22 million was paid to D&T for services related to SEC matters, such as registration statements and comfort letters and consents for filings. As stated in the Audit Committee's report (p. 11), it is Dominion's practice to seek the committee's approval for any significant engagement of D&T for non-audit related services and, where appropriate, to seek competitive bids for such services.

Matters Before the 2002 Annual Meeting

The management and directors are not aware of any matters that may come before the Annual Meeting other than the matters disclosed in this proxy statement.

Proposals for the 2003 Annual Meeting

Under our Bylaws, if you wish to bring any matter (other than shareholder nominations of director candidates) before the 2003 Annual Meeting, you must notify the Corporate Secretary in writing no later than January 27, 2003. Regarding each matter, the notice must contain:

o a brief description of the business to be brought before the Annual Meeting, including the complete text of any related resolutions to be presented and the reasons for conducting such business at the meeting;

o    the name and address of record of the shareholder proposing such business;

o the class and number of shares of stock that are beneficially owned by the shareholder; and

o    any material interest of the shareholder in such business.

If you do not provide the proper notice by January 27, 2003, the Chairman of the meeting may exclude the matter, and it will not be acted upon at the meeting. If the Chairman does not exclude the matter, the proxies may vote in the manner they believe is appropriate, as the SEC's rules allow.

For a shareholder proposal to be considered for possible inclusion in the 2003 Proxy Statement, the Corporate Secretary of Dominion must receive it no later than November 20, 2002. Dominion plans to hold its 2003 Annual Meeting on April 25, 2003.

2001 Form 10-K

You may request, without charge, a copy of Dominion's Annual Report filed with the SEC for 2001 on Form 10-K, excluding exhibits, by:

1.   writing to the
     Corporate Secretary
     Dominion Resources, Inc.
     P.O. Box 26532
     Richmond, Virginia 23261;

2.   sending us an e-mail at
     dominion_resources@dom.com; or

3.   calling us at
     804-819-2000.

     Or

     You may view our Form 10-K
     on our website at www.dom.com
     (Keyword search: SEC filings)


VOTE YOUR PROXY

[GRAPHIC]
By Internet

[GRAPHIC]
By Telephone

[GRAPHIC]
By Mail

Dominion Resources, Inc.
P.O. Box 26532
Richmond, Virginia 23261-6532

www.dom.com

THE 2002 PROXY CARD


This proxy is solicited on behalf of the Board of Directors.

Your Control Number Is:



IMPORTANT: PLEASE SEE REVERSE SIDE FOR INFORMATION ABOUT YOUR VOTING CHOICES.

VOTE BY PROXY

Via Internet

      Access the Website at: http://www.votefast.com

Via Telephone

      Call toll-free:

  1-800-542-1160 using a touch-tone phone

Via Mail

      Return your proxy in the postage-paid envelope provided.

This proxy when properly executed will be voted as directed on the reverse side by the signed shareholder. If no direction is made, this proxy will be voted "FOR" Item 1 and "AGAINST" all proposals in Item 2.

     Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both shareholders should sign.

     When signing in a representative capacity, please give your representative title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

In their discretion, the proxies are authorized to vote on any matters that properly come before the meeting. The undersigned appoints Kenneth A. Randall, Frank S. Royal, M.D., and Patricia A. Wilkerson, or any one of them, with the power of substitution, proxies to vote all shares of the undersigned at the Annual Meeting of Shareholders on April 26, 2002, and at any and all adjournments thereof.


                                               , 2002
--------------------------------------------------------
Signature                           Date

                                               , 2002
--------------------------------------------------------
Signature (if held jointly)         Date

Dominion Resources, Inc. P.O. Box 26532
Richmond, Virginia 23261

To Our Shareholders:


Dominion Resources, Inc. is pleased to offer you three ways to vote by proxy.

     When voting by internet or telephone, you will be prompted to enter your control number. Simple prompts will be presented to you to record your vote. Internet and telephone votes must be received by 11:59 p.m. EDT on Thursday, April 25, 2002 to be counted in the final tabulation.

     If you vote by internet or telephone, do not return your proxy card by mail.

     If you choose to vote by mail, please mark, date and sign your proxy card. Please use the postage-paid envelope to return your proxy.

THE 2002 PROXY CARD

This proxy is solicited on behalf of the Board of Directors.

The Board of Directors recommends a vote "FOR" Item 1.
Item 1 - Election of Directors
[ ]  FOR the following nominees:
     ---
01.  William S. Barrack, Jr.            08.  Margaret A. McKenna
02.  Ronald J. Calise                   09.  Steven A. Minter
03.  Thos. E. Capps                     10.  Kenneth A. Randall
04.  George A. Davidson, Jr.            11.  Frank S. Royal
05.  John W. Harris                     12.  S. Dallas Simmons
06.  Benjamin J. Lambert, III           13.  Robert H. Spilman
07.  Richard L. Leatherwood             14.  David A. Wollard

[ ] WITHHOLD AUTHORITY to vote for all nominees listed above.
    -------- ---------
To withhold authority to vote for any individual nominee(s), write that nominee's number in the following space:




The Board of Directors recommends a vote "AGAINST" all proposals in Item 2.

Item 2 - Shareholder Proposals

Proposal No. 1 - Relating to renewable energy sources

                  [ ] Against     [ ] For     [ ] Abstain

Proposal No. 2 - Relating to poison pills

                  [ ] Against     [ ] For     [ ] Abstain

[ ] To access future proxy materials and annual reports via internet only, please check this block.

[ ] If you plan to attend the Annual Meeting of Shareholders on April 26, 2002, please check this box.

--------------------------------------------------------------------------------
                   IF YOU ARE VOTING BY MAIL, please sign and
                    date your proxy card on the reverse side
                     and fold and detach card at perforation
                    before mailing in the enclosed envelope.
--------------------------------------------------------------------------------



                              ATTENDING THE MEETING


Shareholders who plan to attend the meeting this year will be asked to present valid picture identification, such as a driver's license or passport. Registered shareholders must bring a Dominion Direct statement or dividend check stub as proof of ownership. If you hold stock in a brokerage account ("street name"), you must bring a copy of a brokerage statement. If you are an authorized proxy, you must present the proper documentation. Registration will begin at 8:00 a.m., and seating will be available on a first come, first served basis. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

                             DIRECTIONS AND PARKING


To obtain directions to the meeting, or for information about parking please call Shareholder Services at 1-800-552-4034.

THE 2002 PROXY INSTRUCTIONS

Your Control Number Is:

IMPORTANT: PLEASE SEE REVERSE SIDE FOR INFORMATION ABOUT YOUR VOTING CHOICES.

VOTE BY PROXY

Via Internet

      Access the Website at: http://www.votefast.com

Via Telephone

      Call toll-free:

  1-800-542-1160 using a touch-tone phone

Via Mail

      Return your proxy in the postage-paid envelope provided.

Voting instructions are solicited for the Annual Meeting of Shareholders, April 26, 2002 by Trustees for the various retirement plans sponsored by Dominion Resources, Inc.

I acknowledge receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report for the Annual Meeting of Shareholders of Dominion Resources, Inc. I hereby instruct the Trustee to vote the shares of Dominion Common Stock relating to my Plan account at such Annual Meeting in the manner set forth on the reverse side.

This voting instruction card, when properly executed, will be voted as directed. If such card is returned executed with no direction given or is not returned at all, the Trustee will vote the shares according to each Plan's voting standards.

All voting instructions will be kept confidential.

                                                , 2002
-------------------------------------------------------
Signature                                   Date

Dominion Resources, Inc. P.O. Box 26532
Richmond, Virginia 23261

To Our Shareholders:

Dominion Resources, Inc. is pleased to offer you three ways to vote by proxy.

     When voting by internet or telephone, you will be prompted to enter your control number. Simple prompts will be presented to you to record your vote. Internet and telephone votes must be received by 11:59 p.m. EDT on Tuesday, April 23, 2002 to be counted in the final tabulation.

     If you vote by internet or telephone, do not return your instruction by mail.

     If you choose to vote by mail, please mark, date and sign your proxy instruction. Please use the postage-paid envelope to return your proxy.

2002 PROXY INSTRUCTIONS

The Board of Directors recommends a vote "FOR" Item 1.

Item 1 - Election of Directors

     FOR the following nominees:
     ----
01.  William S. Barrack, Jr.            08.  Margaret A. McKenna
02.  Ronald J. Calise                   09.  Steven A. Minter
03.  Thos. E. Capps                     10.  Kenneth A. Randall
04.  George A. Davidson, Jr.            11.  Frank S. Royal
05.  John W. Harris                     12.  S. Dallas Simmons
06.  Benjamin J. Lambert, III           13.  Robert H. Spilman
07.  Richard L. Leatherwood             14.  David A. Wollard

     WITHHOLD AUTHORITY to vote for all nominees listed above.
     -------- ---------

To withhold authority to vote for any individual nominee(s), write that nominee's number in the following space:

========================================
The Board of Directors recommends a vote "AGAINST" all proposals in Item 2.

Item 2 - Shareholder Proposals

Proposal No. 1 - Relating to renewable energy sources

                  [ ] Against     [ ] For     [ ] Abstain

Proposal No. 2 - Relating to poison pills

                  [ ] Against     [ ] For     [ ] Abstain

[ ] To access future proxy materials and annual reports via internet only, please check this block.

[ ] If you plan to attend the Annual Meeting of Shareholders on April 26, 2002, please check this box.
--------------------------------------------------------------------------------

                 IF YOU ARE VOTING BY MAIL, please sign and date
                  your instruction card on the reverse side and
                   fold and detach card at perforation before
                        mailing in the enclosed envelope.
--------------------------------------------------------------------------------

The 2002 PROXY CARD

Dominion Resources, Inc.
P.O. Box 26532
Richmond, Virginia 23261

This proxy is solicited on behalf of the Board of Directors. The Board of Directors recommends a vote "FOR" Item 1 and "AGAINST" all proposals in Item 2.

This proxy when properly executed will be voted as directed by the signed shareholder. If no direction is made, this proxy will be voted "FOR" Item 1 and "AGAINST" all proposals in Item 2.

Please sign your name on the reverse side of this proxy exactly as it appears at left. When shares are held by joint tenants, both shareholders should sign.

When signing in a representative capacity, please give your representative title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE SEE THE REVERSE SIDE OF THIS CARD FOR IMPORTANT VOTING INFORMATION.


Please mark, sign and mail in the enclosed envelope.

The 2002 PROXY CARD

Dominion Resources, Inc.
P.O. Box 26532
Richmond, Virginia 23261

The Board of Directors recommends a vote "FOR" Item 1.

Item 1 - Election of Directors

[ ]  FOR the following nominees:
     ---
01.  William S. Barrack, Jr.            08. Margaret A. McKenna
02.  Ronald J. Calise                   09. Steven A. Minter
03.  Thos. E. Capps                     10. Kenneth A. Randall
04.  George A. Davidson, Jr.            11. Frank S. Royal
05.  John W. Harris                     12. S. Dallas Simmons
06.  Benjamin J. Lambert, III           13. Robert H. Spilman
07.  Richard L. Leatherwood             14. David A. Wollard

[ ]  WITHHOLD AUTHORITY to vote for all nominees listed above.
     -------- ---------
To withhold authority to vote for any individual nominee(s), write that nominee's number in the following space:


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
The Board of Directors recommends a vote "AGAINST" all proposals in Item 2.

Item 2 - Shareholder Proposals

Proposal No. 1 - Relating to renewable energy sources

                  [ ] Against     [ ] For     [ ] Abstain

Proposal No. 2 - Relating to poison pills

                   [ ] Against     [ ] For     [ ] Abstain

In their discretion, the proxies are authorized to vote on any matters that properly come before the meeting. The undersigned appoints Kenneth A. Randall, Frank S. Royal, M.D., and Patricia A. Wilkerson, or any one of them, with the power of substitution, proxies to vote all shares of the undersigned at the Annual Meeting of Shareholders on April 26, 2002, and at any and all adjournments thereof.

                                                                , 2002
-----------------------------------------------------------------------------
Signature                                            Date

                                                                , 2002
-----------------------------------------------------------------------------
Signature (if held jointly)                          Date